EXECUTION VERSION

Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of March 20, 2009 (the “Effective Date”), and is by and between International Game Technology, a Nevada corporation (the “Corporation”), and Patti S. Hart (the “Executive”).

WHEREAS, the Corporation desires to employ the Executive, and the Executive desires to be employed by the Corporation and to render services to it, on the terms and subject to the conditions in this Agreement.

NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Corporation and the Executive set forth below, the Corporation and the Executive agree as follows:

1.

Employment.  The Corporation hereby employs the Executive in the position of President and Chief Executive Officer, and the Executive accepts such employment and agrees to perform services for the Corporation, for the period and upon the other terms and conditions set forth in this Agreement.  As Chief Executive Officer, the Executive shall be responsible for:

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the day-to-day operations of the Corporation;

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the development of a strategic course of direction for the Corporation;

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developing a strong team of managers for the Corporation reporting to the President and Chief Executive Officer and ensuring that each has a competent replacement;

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developing an annual operating plan for the Corporation to be submitted to the Corporation’s Board of Directors (the “Board”) against which (as modified and/or approved by the Board or the Compensation Committee of the Board (the “Compensation Committee”)) the Executive and the Executive’s management team will be measured and, if appropriate, granted incentive compensation awards; and

•

such other duties, consistent with the Executive’s position, as the Board may delegate to the Executive from time to time.

The Executive shall report to the Board.  Additionally, the Executive shall serve as a director of the Corporation, but, in her capacity as a director, shall be subject to appointment, election and removal in accordance with the Corporation’s Bylaws, Articles of Incorporation and any other policies or procedures of the Corporation in effect from time-to-time, and shall also be subject to Section 7.4 of this Agreement.  The Executive will not be entitled to any additional compensation for serving as a director.

The Executive will devote her full business time and efforts to the performance of the Executive’s duties and responsibilities under this Agreement and to the business and affairs of Corporation, its subsidiaries and affiliates.  The Executive may engage in personal, charitable, professional and investment activities to the extent such activities do not conflict or interfere with the Executive’s duties and obligations under this Agreement or the Executive’s ability to perform her duties and responsibilities under this Agreement.  During the Term (as such term is defined below), the Executive shall not serve on the board of directors (or similar governing body) of any other business entity without the prior approval of the Board.  The Executive shall resign from any such board of directors (or similar governing body) on which she currently serves within six (6) months from the date of this Agreement, and shall, promptly following receipt of a written request from the Board, resign from any board of directors on which she subsequently serves (even if such service has been approved by the Board) if the Board determines in its sole discretion that the Executive’s activities on such board (or other body) conflict or interfere with the performance of the Executive’s duties for the Corporation.  The executive shall also be subject to and shall comply with the Corporation’s code of conduct, insider trading policy and other governance guidelines as the Corporation may implement from time-to-time.

2.

Term.  This Agreement will commence on the Effective Date and will terminate as provided in Section 7 hereof (such period being the “Term”).

3.

Compensation.  As compensation for the services to be rendered by the Executive under this Agreement during the Term:

3.1

Base Salary.  The Corporation shall pay to the Executive a base salary at an annualized rate of Eight Hundred Thousand Dollars ($800,000) per year (the “Base Salary”), which Base Salary shall be paid in accordance with the Corporation’s normal payroll procedures and policies.  The Base Salary amount shall be subject to annual review at the end of each fiscal year by the Compensation Committee; provided that such review shall not occur following the partial fiscal year ending on September 30, 2009.

3.2

One-Time Payment.  The Corporation shall, upon execution of this Agreement, pay to the Executive, a one-time payment of $400,000.

3.3

Bonus Opportunity.  For each fiscal year of the Corporation during the Term (including the partial fiscal year ending on September 30, 2009), the Executive shall have the opportunity to earn a bonus with a target amount of Two-Hundred Percent (200%) of the Executive’s Base Salary paid to the Executive for such fiscal year or partial fiscal year, as the case may be, up to a maximum of Two-Hundred Forty percent (240%) (the “Annual Bonus”).  A portion of each such bonus opportunity will be based on the Corporation’s annual financial performance, and the remaining portion of each such bonus opportunity will be based on the Executive’s achievement of non-financial performance objectives, each as determined by the Compensation Committee of the Board in its sole discretion prior to the commencement of the fiscal year (including the partial fiscal year ending on September 30, 2009 in which such Annual Bonus may be earned; provided, however, that with respect to the initial partial fiscal year of the Term, such bonus opportunity will be based only on the Executive’s achievement of non-

financial performance objectives.  At the conclusion of the applicable fiscal year, the Compensation Committee will reasonably determine whether and to what extent the Executive has met the objectives previously established. The Annual Bonus will be determined and payable by the Corporation no later than the 15th day of the third month following the end of the fiscal year for which the bonus is earned.

3.4

Stock Option Award.  Concurrent with the date of this Agreement, the Corporation shall grant to the Executive an option to purchase 661,704 shares of common stock of the Corporation.  Such stock option shall be granted under the Corporation’s 2002 Stock Incentive Plan (the “Plan”).  Such stock option shall be evidenced by a written option agreement in the form attached to this Agreement as Exhibit A (the “Option Grant Agreement”) and shall be subject to all of the terms and conditions of conditions of such agreement and the Plan (including, without limitation, provisions as to vesting and the term of the option).  The per share exercise price for such stock option shall be determined in accordance with the Plan.

3.5

Restricted Stock Award.  Concurrent with the date of this Agreement, the Corporation shall grant to the Executive 175,439 shares of common stock of the Corporation.  Such shares of stock are granted under the Plan, shall be granted pursuant to a written agreement in the form attached to this Agreement as Exhibit B, and shall be subject to all of the terms and conditions of such agreement and the Plan, including, without limitation, provisions as to vesting and forfeiture.

3.6

Forfeiture of Equity Compensation Received as Director.  Executive hereby cancels and surrenders the equity awards made to Executive on March 3, 2009.

3.7

Review of Equity Incentives.  The type, amount and terms and conditions of equity incentives provided to Executive in connection with her services to the Corporation shall be subject to annual review at the end of each fiscal year by the Compensation Committee, and any grants, including the terms and conditions of accelerated vesting of such grants, shall be made by the Compensation Committee in its sole discretion.

3.8

Participation in Benefit Plans.  During the Term, the Executive shall also be entitled to participate in all employee benefit plans or programs of the Corporation available to senior executives of the Corporation in accordance with the terms of the applicable plans or programs.  The Corporation does not guarantee the adoption or continuance of any particular employee benefit plan or program during the Term, and the Executive’s participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto and as amended from time-to-time.

3.9

Withholding Taxes.  The Corporation may withhold from any compensation or other benefits payable under this Agreement, all federal, state, city or other taxes as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

4.

Confidential Information.  Except as provided below, the Executive shall not, during the Term or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Corporation or any of its respective affiliates) any confidential or secret knowledge or information of the Corporation which the Executive has acquired or becomes acquainted with or will acquire or become acquainted with prior to the termination of the period of her employment by the Corporation (including employment by the Corporation or any affiliated or predecessor companies prior to the date of this Agreement), whether developed by herself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Corporation, any customer or supplier lists of the Corporation, any confidential or secret development or research work of the Corporation, or any other confidential information or secret aspects of the business of the Corporation.  The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Corporation and represents a substantial investment of time and expense by the Corporation, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Corporation and its affiliates would be wrongful and would cause irreparable harm to the Corporation.  The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive.  The foregoing obligations of confidentiality shall not, however, limit the Executive’s disclosure of information (1) to the extent necessary to comply with government disclosure requirements or other applicable laws and regulations, (2) pursuant to subpoena or order of any judicial, legislative, executive, regulatory or administrative body, or for the Executive to enforce the Executive’s rights under this Agreement, and (3) to employees, advisors, counsel, financial advisors and other third parties as may be necessary and appropriate in connection with the proper performance and enforcement of this Agreement.

5.

Ventures; Invention Assignment Agreement.  If, during the Term, the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Corporation and a third party or parties, all rights with respect to such project, program or venture shall belong to the Corporation.  Except as approved by the Board, the Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith other than the salary to be paid to the Executive as provided in this Agreement.  Concurrent with the execution of this Agreement; the Executive shall execute and deliver to the Corporation the Invention and Secrecy Agreement attached here to as Exhibit C.

6.

Noncompetition Covenant; Non-Solicitation.

6.1

Noncompetition.  The parties hereto acknowledge and agree that the consideration paid hereunder shall be considered additional consideration for the noncompetition provisions of the Option Grant Agreement, and the Executive agrees that such provisions are fair and reasonable.

6.2

Non-Solicitation.  The Executive agrees that during the Term and for a period of twelve (12) months thereafter, she will not, without the prior written approval of the Board, solicit or otherwise induce (a) any employee of the Corporation or one of its subsidiaries who earned annually $75,000 or more as an employee of the Corporation or one of its subsidiaries during the last twelve months of the Executive’s own employment by the Corporation, or (b) any person or entity who was, within the then most recent prior 12-month period, a customer, supplier or contractor of the Corporation or any of its affiliates, to cease or curtail his, her or its relationship with the Company.

7.

Termination.

7.1

Termination of Employment.  The Executive’s employment by the Corporation, and the Term, may be terminated at any time by the Corporation either: (1) with Cause (as such term is defined below), (2) without Cause, (3) in the event of the Executive’s death, or (4) in the event of the Executive’s Disability (as such term is defined below).  In the case of Disability, if Executive has a Disability, as defined below, the termination of Executive’s employment shall be effective ten (10) days after Executive has received written notice from the Corporation of the Corporation’s view that Disability has existed.  The Executive’s employment by the Corporation, and the Term, may be terminated at any time by the Executive on no less than sixty (60) days prior written notice to the Corporation.

7.2

Benefits Upon Termination.

(a)

If the Executive’s employment by the Corporation is terminated for any reason by the Corporation or by the Executive, the Corporation shall have no further obligation to make or provide to the Executive, and the Executive shall have no further right to receive or obtain from the Corporation, any payments or benefits except:

(i)

the Corporation shall pay the Executive (or, in the event of her death, the Executive’s estate) any Accrued Obligations (as such term is defined below); and

(ii)

if, during the Term, the Executive’s employment is terminated either (1) by the Corporation or the Executive due to the death of Executive or Disability, (2) by the Corporation other than for Cause (as such term is defined below), or (3) by the Executive for Good Reason (as such term is defined below), then the Corporation shall, subject to the conditions set forth in the following paragraph, also pay the Executive (or, in the event of the Executive’s death, the Executive’s estate) a severance benefit equal to the sum of (x) one (1) times the Executive’s highest annualized rate of Base Salary in effect during the Term, and (y) a pro-rata portion of the Annual Bonus Executive would have been entitled to receive under Section 3.3. for the year in which the termination of the Executive’s employment occurred, as reasonably determined by the Board; provided that such pro-rata bonus amount shall not be less than the product of (i) the number of days of Executive’s employment with the Corporation during such fiscal year divided by 365 and (ii) Two-Hundred

Percent (200%) of the Executive’s Base Salary.  Subject to the conditions set forth in Section 7.2(b), the aggregate amount of such severance benefit shall be paid in a series of twelve (12) substantially equal monthly installments (without interest, with each installment equal to approximately l/12th of the aggregate amount of the severance benefit) commencing with the month following the month in which the Executive’s employment by the Corporation terminates and continuing for the following eleven months until paid in full (subject to the Executive’s compliance with the following paragraph and the provisions of Section 6).  In addition, the Executive shall be entitled to reimbursement of all premiums paid by the Executive during the one-year period following such termination pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA).

(b)

As a condition precedent to any obligation of the Corporation to the Executive pursuant to Section 7.2(a) above, the Executive (or, in the event of her death, the Executive’s estate on behalf of the Executive) shall, upon or promptly following her last day of employment with the Corporation, provide the Corporation with a valid, executed, written Release (as such term is defined below) (in a form provided by the Corporation) and such Release shall have not been revoked by the Executive pursuant to any revocation rights afforded by applicable law.  The Corporation shall have no obligation to make any payment to the Executive pursuant to Section  or  above unless and until the Release contemplated by this paragraph becomes irrevocable by the Executive in accordance with all applicable laws, rules and regulations.

(c)

The Corporation and Executive acknowledge and agree that there is no duty of the Executive to mitigate damages under this Agreement.  All amounts paid to the Executive pursuant to Section 7.2 shall be paid without regard to whether the Executive has taken or takes actions to mitigate damages.

(d)

The foregoing provisions of this Section 7.2 shall not affect: (1) the Executive’s receipt of benefits otherwise due terminated employees under group insurance coverage consistent with the terms of the applicable Corporation welfare benefit plan; (2) the Executive’s rights under the Consolidated Omnibus Budget Reconciliation Act to continue participation in medical, dental, hospitalization and life insurance coverage; (3) the Executive’s receipt of benefits otherwise due in accordance with the terms of the Corporation’s Profit Sharing Plan (401(k) plan) (if any); (4) the Executive’s receipt of benefits otherwise due in accordance with the terms of the Corporation’s nonqualified deferred compensation plan, if any; or (5) any rights that the Executive may have under and with respect to a stock option or restricted stock award, to the extent that such award was granted before the date that the Executive’s employment by the Corporation terminates and to the extent expressly provided in the written agreement evidencing such award.

7.3

Certain Defined Terms.

As used herein, “Accrued Obligations” means any:

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Base Salary that had accrued but had not been paid prior to the date of termination; and

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bonus (including the Annual Bonus) that had become payable to the Executive with respect to a fiscal year ended prior to the termination of the Executive’s employment but had not actually been paid; and

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reimbursement of reasonable business expenses incurred by the Executive prior to the termination of the Executive’s employment and in accordance with the Corporation’s expense reimbursement policies and which had not previously been paid.

As used herein, “Cause” means the Executive’s:

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willful and material failure to perform her duties hereunder (other than any such failure due to the Executive’s physical or mental illness), or the Executive’s willful and material breach of her obligations hereunder, in each case following the Executive’s receipt of written notice thereof from the Corporation;

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engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to the Corporation;

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being convicted of, or entering a plea of guilty or nolo contendre to, a crime that constitutes a felony;

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failure or inability to obtain or retain any Government Approval required to be obtained or retained by her in any jurisdiction in which the Corporation does or proposes to do business, which failure has or would reasonably be expected to have a material detrimental effect on the Executive’s ability to act as the Chief Executive Officer of the Corporation or to perform her obligations hereunder; or

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embezzlement, fraud or misappropriation of the Corporation’s property or assets.

As used herein, “Change in Control” has the same meaning as the term “Change in Control” under the Plan.”

As used herein, “Disability” means a physical or mental impairment which substantially limits a major life activity of the Executive and which renders the Executive unable to perform the essential functions of her position, even with reasonable accommodation which does not impose an undue hardship on the Corporation, for ninety (90) days in any consecutive one-hundred eighty (180) day period.  The Board reserves the right, in good faith, to make the determination of whether or not a Disability exists for purposes of this Agreement based upon information supplied by the Executive and/or her medical personnel, as well as information from medical personnel (or others) selected by the Corporation or its insurers.

As used herein, “Good Reason” means shall mean the occurrence of any of the following: (i) without the Executive’s express written consent, a material reduction of the Executive’s duties, position or responsibilities relative to the Executive’s duties, position or responsibilities in effect immediately prior to such reduction (including duties, position and responsibilities as a member of the Board), or the removal of the Executive from such duties, position and responsibilities (including duties, position and responsibilities as a member of the Board), (ii) Executive ceases to be the chief executive officer of an entity, the common stock of which is publicly traded on a national U.S. securities exchange (other than as a result of the delisting of the Corporation’s common stock for failure to meet applicable listing standards regarding total market capitalization or price per share) ; (iii) a reduction by the Corporation of the Executive’s rate of Base Salary or target Annual Bonus opportunity as in effect immediately prior to such reduction; or (iv) any material breach of this Agreement by the Corporation; provided that Good Reason shall not exist pursuant to clause (i) or (iv) above unless the Executive shall have first provided written notice to the Corporation of the circumstances that would otherwise constitute Good Reason and the Corporation shall have failed to reasonably cure such circumstances promptly (and in no event more than 30 days after) its receipt of such notice; further provided that any termination for Good Reason must be made not later than 90 days after the circumstances giving rise to such claim of Good Reason are first known to exist (or first reasonably should have been known to exist) by the Executive.

As used herein, “Government Approval” shall mean any required filing, recordation, declaration, registration, permit, approval, license, order, statement or finding of suitability of any governmental or quasi-governmental entity, including any federal, state or local court, tribunal, administrative agency, commission, agency, body or self-regulatory organization.

As used herein, “Release” shall mean a written release substantially in the form attached hereto as Exhibit D, as the same may be modified solely to ensure the enforceability of such release in accordance with applicable federal, state and/or local law.

7.4

Resignation From Board.  Upon or promptly following any termination of Executive’s employment with the Corporation, unless otherwise requested by the Board, the Executive agrees to resign from (1) each and every board of directors (or similar body, as the case may be) of the Corporation and each of its affiliates on which the Executive may then serve (if any), and (2) each and every office of the Corporation and each of its affiliates that the Executive may then hold, and all positions that she may have previously held with the Corporation and any of its affiliates.

7.5

Means and Effect of Termination.  Any termination of the Executive’s employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party.  The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

7.6

Section 409A Compliance.  Notwithstanding anything in this Section 7 to the contrary, no amount payable as severance which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until Executive incurres a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Executive is a “specified employee” within the meaning of the Section 409A Regulations as of the date of her separation from service, no amount that constitutes a deferral of compensation which is payable on account of her separation from service shall paid to before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of her separation from service or, if earlier, the date of her death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

8.

Indemnification and Insurance.  The Corporation will, at all times during the Term, maintain a directors and officers liability insurance policy covering the Executive.  In addition, the Executive shall be entitled to the indemnification provisions of the Corporation’s Bylaws and Articles of Incorporation, and, in the event the Corporation’s officers or directors enter into written indemnification agreements with the Corporation, the Corporation and the Executive shall enter into an indemnification agreement substantially in the form of indemnification agreement used by the Corporation for its most senior executive officers or directors, as applicable.

9.

Miscellaneous.

9.1

Governing Law.  This Agreement and all rights and obligations hereunder, including, without limitation, matters of construction, validity and performance, is made under and shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to principles of conflict of laws.

9.2

Amendments.  No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by all of the parties hereto.

9.3

No Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.  Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.4

Severability.  To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.  In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.  The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

9.5

Assignment.  This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

9.6

Injunctive Relief.  Each party agrees that it would be difficult to compensate the non-breaching party fully for damages for any violation of any provision set forth in Section 4 or Section 6 hereof.  Accordingly, each party specifically agrees that the other party shall be entitled to temporary and permanent injunctive relief to enforce the provisions of Sections 4 and 6 of this Agreement and that such relief may be granted without the necessity of proving actual damages.  This provision with respect to injunctive relief shall not, however, diminish the right of the non-breaching party to claim and recover damages in addition to injunctive relief.

9.7

Arbitration.  Any controversy or claim arising out of or relating to this Agreement or the Executive’s employment by the Corporation shall, except for claims for injunctive relief set out in paragraph 9.6 above, be settled by binding arbitration, with a single neutral arbitrator, in accordance with the rules of the American Arbitration Association relating to employment.  The proper venue for any such action is Washoe County, Nevada.  In any action to enforce this Agreement, the Executive and the Corporation each agree to accept service of process by mail at its address, as applicable, as set forth in Section 9.8 below (or at any different address of which the Executive has notified the Corporation, or the Corporation has notified the Executive, as applicable, in writing).  In any action in which service is made pursuant to this paragraph, the Executive and the Corporation each waive any challenge to the personal jurisdiction of the American Arbitration Association.  Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  In reaching her or her decision, the arbitrator shall have no authority to change or modify any provision of this Agreement.

9.8

Notices.  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (1) delivered by hand, (2) otherwise delivered against receipt therefor, or (3) sent by registered or certified mail, postage prepaid, return receipt requested.  Any notice shall be duly addressed to the parties as follows:

If to the Corporation:

International Game Technology
9295 Prototype Drive
Reno, Nevada 89521
Attn: General Counsel

If to the Executive:

Patti S. Hart
6355 South Buffalo Drive
Las Vegas, NV  89113

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the foregoing provisions.  Any communication shall be effective when delivered by hand, when otherwise delivered against receipt therefor, or five (5) business days after being mailed in accordance with the foregoing.

9.9

Section Headings.  The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

9.10

Provisions that Survive Termination.  The provisions of Sections 3.9, 4, 5, 6, 7 and 9 shall survive any termination or expiration of the Term.

9.11

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

9.12

Entire Agreement.  This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope.  This Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof, including any letters or correspondence regarding offers of employment, whether executed or not.  Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect.  There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein.

* * * * *

IN WITNESS WHEREOF, the Executive and the Corporation have executed this Agreement as of the date set forth in the first paragraph.

INTERNATIONAL GAME TECHNOLOGY		EXECUTIVE
By:	/s/ Patrick W. Cavanaugh	/s/ Patti S. Hart
Name: Patrick W. Cavanaugh Its: Exec. VP and Chief Financial Officer		Patti S. Hart

Exhibit A

INTERNATIONAL GAME TECHNOLOGY

2002 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) by and between INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation (the “Corporation”), and Patti S. Hart (the “Executive”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Executive as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock:[1] 661,704	Award Date: March 20, 2009
Exercise Price per Share:[1] $9.12	Expiration Date:[1,2] March 20, 2019
Vesting[1,2] The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on each of the first through fourth anniversaries of the Award Date.

The Option is granted under the International Game Technology 2002 Stock Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Executive pursuant to, and in satisfaction of the Corporation’s obligation under, Section 3.4 of the Employment Agreement by and between the Executive and the Corporation dated as of March 20, 2009 (the “Employment Agreement”).  The Option has been granted to the Executive in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Executive.  The Option is not and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Option set forth herein.  The Executive acknowledges receipt of a copy of the Terms, the Plan, and the Prospectus for the Plan.

“EXECUTIVE”		INTERNATIONAL GAME
/s/ Patti S. Hart		TECHNOLOGY,
Signature		a Nevada corporation
Patti S. Hart
Print Name	By:	/s/ Patrick W. Cavanaugh
Print Name: Patrick W. Cavanaugh
Address	Title: Exec. Vice President and Chief Financial Officer

City, State, Zip Code

———————

1     Subject to adjustment under Section 6.2 of the Plan.

2     Subject to early termination pursuant to Section 4 of this Option Agreement.

Exhibit A – Page 1

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.

Vesting; Limits on Exercise.

As set forth on the cover page of this Option Agreement, the Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock subject to the Option.  The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Executive has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•

No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

•

Minimum Exercise.  No fewer than 1001 shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.

Continuance of Employment Required; No Employment Commitment.

The vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment for only a portion of the vesting period with respect to a vesting installment, even if employed for a substantial portion of that period, will not entitle the Executive to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 4 below.

Nothing contained in this Option Agreement or the Plan constitutes an employment or service commitment by the Corporation or any Subsidiary, affects the Executive’s status as an employee at will who is subject to termination without cause, confers upon the Executive any right to remain employed by the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment, or affects the right of the Corporation or any Subsidiary to increase or decrease the Executive’s other compensation.

3.

Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option (or by completion of such other administrative exercise procedures as the Committee may require from time to time) and accompanied by:

•

payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Corporation, or by check payable to the order of the Corporation, subject to such specific procedures or directions as the Committee may establish;

•

satisfaction of the tax withholding provisions of Section 6.5 of the Plan; and

•

any written statements or agreements required pursuant to Section 6.4 of the Plan.

The Committee also may, but is not required to, authorize a non-cash payment alternative specified below at or prior to the time of exercise.  In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by delivery to the Corporation of:

•

shares of Common Stock already owned by the Executive, valued at their Fair Market Value on the exercise date, provided, however, that any shares acquired directly from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the Executive for at least six (6) months before the date of such exercise; and/or

•

irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of shares of Common Stock acquired upon exercise of the Option and deliver to the Corporation the

Exhibit A – Page 2

amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations); and/or

•

a note meeting the requirements of Section 1.8 of the Plan (or, in the case of tax loans, Section 6.5(b) of the Plan).

4.

Early Termination of Option; Possible Acceleration of Vesting.

Except as expressly provided herein, the Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event that either: (1) the Executive ceases to be employed by the Corporation or a Subsidiary, except as expressly provided below; or (2) the Option terminates pursuant to Section 6.2 of the Plan.

•

Termination by the Corporation for Cause.  For the avoidance of doubt, if the Executive ceases to be employed by the Corporation or a Subsidiary and such termination is the result of a termination by the Corporation or a Subsidiary for Cause (as such term is defined in the Employment Agreement), then, notwithstanding any other provision of this Option Agreement, the outstanding portion of the Option (whether or not vested) shall automatically terminate and become null and void as of such termination of employment.

•

Change in Control.  If a Change in Control occurs, and Executive’s employment with the Corporation and its Subsidiaries was not terminated on or before the 30th day before the occurrence of such Change in Control, the then outstanding and previously unvested portion of the Option shall automatically become vested immediately prior to such Change in Control.  The foregoing sentence does not limit or otherwise affect the Corporation’s ability to make provision for cash payment in settlement of the Option as set forth in Section 6.2(b) of the Plan to the extent that the Option is then vested, provided, that the Committee may not exercise its discretion (as set forth in Section 6.2(c) of the Plan) to cancel or otherwise limit the acceleration of the vesting of the Option in the event of a Change in Control.

•

Death or Disability.  If the Executive ceases to be employed by the Corporation or a Subsidiary due to the death of Executive or Disability (as such term is defined in the Employment Agreement), then

•

the outstanding and previously unvested portion of the Option shall automatically become fully vested as of the date of such termination of employment,

•

the Option shall continue to be exercisable for only one year after such termination of employment (subject to earlier termination pursuant to Section 6.2 of the Plan and subject to the maximum ten-year term of the Option), and

•

the Option, to the extent not exercised prior to the expiration of such period, shall automatically terminate at the end of such period.

•

Termination by the Corporation Other Than for Cause.  If the Executive ceases to be employed by the Corporation or a Subsidiary and such termination is the result of a termination by the Corporation or Subsidiary other than for Cause (as such term is defined in the Employment Agreement), then:

•

the outstanding and previously unvested portion of the Option shall automatically become fully vested as of the date of such termination of employment,

•

the Option shall continue to be exercisable for 90 days after such termination of employment (subject to earlier termination pursuant to Section 6.2 of the Plan and subject to the maximum ten-year term of the Option), and

•

the Option, to the extent not exercised prior to the expiration of such period, shall automatically terminate at the end of such period.

•

Termination by the Executive.  If the Executive ceases to be employed by the Corporation or a Subsidiary and such termination is the result of a termination by the Executive for Good Reason (as such term is defined in the Employment Agreement), then:

Exhibit A – Page 3

•

the outstanding and previously unvested portion of the Option shall automatically become fully vested as of the date of such termination of employment,

•

the Option shall continue to be exercisable for only 90 days after such termination of employment (subject to earlier termination pursuant to Section 6.2 of the Plan and subject to the maximum ten-year term of the Option), and

•

the Option, to the extent not exercised prior to the expiration of such period, shall automatically terminate at the end of such period.

5.

Non-Transferability and Other Restrictions.

The Option and any other rights of the Executive under this Option Agreement or the Plan are nontransferable and exercisable only by the Executive, except as set forth in Section 1.9 of the Plan.

6.

Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Executive at the address reflected or last reflected on the Corporation’s payroll records.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Executive is no longer an Eligible Person, notice to the Executive by the Corporation shall be deemed to have been duly given as of the date mailed in accordance with the foregoing provisions of this Section 6.

7.

Plan.

The Option and all rights of the Executive under this Option Agreement are subject to, and the Executive agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Executive and agrees to be bound by the terms of the Plan and of this Option Agreement.  The Executive acknowledges reading and understanding the Plan, the Plan Prospectus, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Executive unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

8.

Entire Agreement.

This Option Agreement (including the Terms), the Plan and the definitions incorporated herein together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 6.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Executive hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.

Governing Law and Venue.

This Option Agreement and the rights of the parties hereunder and with respect to the Option shall be shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.  The parties, as well as any of their successors, employees, or representatives, irrevocably agree to the exclusive jurisdiction of the Courts of the State of Nevada (or such judicial district of a court of the United States as shall include same) for the determination of all matters arising hereunder or with respect to the Option.

Exhibit A – Page 4

10.

Other Restrictions.

In consideration of the granting of this Option, the Executive agrees that for a period of one (1) year after she ceases to be employed by the Corporation or a Subsidiary, the Executive will not own, manage, control or associate with as an agent, officer, employee, investor, lender, or otherwise with any business entity which competes worldwide with the business of the Corporation or any of its Subsidiaries in the design, manufacture or distribution of coin-operated gaming or amusement devices or lottery devices, systems or tickets; nor shall the Executive at any time after her employment by the Corporation or a Subsidiary terminates disclose, discuss, copy or otherwise use or suffer to be used, in any manner, in competition with or contrary to the interests of the Corporation or any of its Subsidiaries, the customer lists, product research, engineering data or other trade secrets of the Corporation or any of its Subsidiaries.  The Corporation and the Executive specifically agree that the scope of the foregoing provisions in this Section 10 are reasonable and fair.  Should, however, a court of competent jurisdiction deem the foregoing provisions in this Section 10 to be impermissibly overbroad, it is the desire and intention of the parties that such provisions be enforced as to the greatest extent permitted under applicable law.

As well, should Executive receive severance benefits pursuant to an employment agreement that provides for a non-compete period that exceeds one (1) year, that employment agreement shall govern.

Exhibit A – Page 5

Exhibit B

INTERNATIONAL GAME TECHNOLOGY

2002 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of March 20, 2009, by and between INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation (the “Corporation”), and Patti S. Hart (the “Executive”).

W I T N E S S E T H

WHEREAS, the Corporation maintains the International Game Technology 2002 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Corporation desires to grant to the Executive, and the Executive desires to accept, a restricted stock award (the “Award”) upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Executive, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.

Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Plan.

2.

Grant.  Pursuant to, and in satisfaction of the Corporation’s obligation under, Section 3.4 of the Employment Agreement by and between the Executive and the Corporation dated as of March 20, 2009 (the “Employment Agreement”), the Corporation hereby grants to the Executive a Restricted Stock Award with respect to an aggregate of 175,439 shares of Common Stock (the “Restricted Stock”), 58,480 of which shares shall be “Performance Shares,” and 116,959 of which shares shall be “Time Vesting Shares.”

3.

Vesting.  Subject to Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 6.4 of the Plan) shall lapse, as follows:

(a)

Performance Shares.  A portion of the Eligible Performance Shares (as defined below) shall be eligible to vest with respect to each of the four consecutive fiscal years of the Corporation commencing with the fiscal year ending September 30, 2009 (each such fiscal year, a “Performance Year”).  The number of Performance Shares that vest for each Performance Year shall be determined by multiplying the number of Eligible Performance Shares for such Performance Year by the Vesting Percentage for such Performance Year (as determined under Section 3(a)(ii)) and rounding to the nearest whole share.  In all cases, the number of Performance Shares referred to in this Section 3 is subject to adjustment under Section 6.2(a) of the Plan.  Notwithstanding any other provision herein, the vesting of any Eligible Performance Shares for a Performance Year is subject to the condition that the Executive be employed by or providing services to the Corporation or its Subsidiaries as of the second Friday of the November that follows the end of such Performance Year (or, if such date is not a business day, the next preceding business day).

Exhibit B – Page 1

(i)

Eligible Performance Shares.  The number of “Eligible Performance Shares” for a Performance Year shall equal:

•

for the Performance Year ending September 30, 2009, twenty-five percent (25%) of the total number of Performance Shares subject to the Award;

•

for each Performance Year that commences after September 30, 2009, the sum of (i) twenty-five percent (25%) of the total number of Performance Shares subject to the Award, and (ii) fifty percent (50%) of the total number of Cumulative Unvested Shares as of the first day of such Performance Year.  For these purposes, “Cumulative Unvested Shares” as of the first day of any Performance Year shall mean the amount obtained by subtracting (x) the aggregate number of Performance Shares that have vested hereunder with respect to all Performance Years that precede such Performance Year, from (y) the amount obtained by multiplying (A) the total number of Performance Shares subject to the Award, by (B) twenty-five percent (25%), by (C) the number of Performance Years that precede such Performance Year.

(ii)

Vesting Percentage.  The “Vesting Percentage” for any Performance Year shall be agreed in good faith by Executive and the Corporation.

(b)

Time Vesting Shares.  The unvested Time Vesting Shares shall vest, with respect to twenty-five percent (25%) of the total number of Time Vesting Shares (subject t o adjustment under Section 6.2(a) of the Plan), on each of the first through fourth anniversaries of the Award Date.

4.

Continuance of Employment.  Except as expressly provided herein, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Executive to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any Subsidiary, affects the Executive’s status as an employee at will who is subject to termination without cause, confers upon the Executive any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Executive’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Executive under any written employment agreement with the Corporation.

5.

Dividend and Voting Rights.  After the Award Date, the Executive shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8.

Exhibit B – Page 2

6.

Restrictions on Transfer.  Prior to the time that they have become vested pursuant to Section 3, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.

Stock Certificates.

(a)

Book Entry Form.  The Corporation shall, in its discretion, issue the shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Executive with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b)

Certificates to be Held by Corporation; Legend.  Any certificates representing shares of Restricted Stock that may be delivered to the Executive by the Corporation prior to vesting shall be immediately redelivered by the Executive to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and International Game Technology.  A copy of such Agreement is on file in the office of the Secretary of International Game Technology.”

(c)

Delivery of Certificates Upon Vesting.  Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 and the satisfaction of any and all related tax withholding obligations pursuant to Section 10, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Executive a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 10).  The Executive (or the Beneficiary or Personal Representative of the Executive in the event of the Executive’s death or incapacity, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.  The shares so delivered shall no longer be restricted shares hereunder.

(d)

Power of Attorney.  The Executive, by acceptance of the Award, shall be deemed to irrevocably appoint, and does so irrevocably appoint  the Corporation and each of its authorized representatives as the Executive’s true and lawful attorney(s)-in-fact (with full power of substitution) with irrevocable power and authority in the name of and on behalf of the Executive to (1) effect any transfer of unvested, forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and (2) execute and deliver on behalf of the Executive any and all documents and instruments as the Corporation or such representatives may determine to be necessary or advisable in connection with any such transfer.

Exhibit B – Page 3

8.

Effect of Termination of Employment.

(a)

Termination by the Corporation for Cause.  For the avoidance of doubt, if the Executive ceases to be employed by the Corporation or a Subsidiary and such termination is the result of a termination by the Corporation or a Subsidiary for Cause (as such term is defined in the Employment Agreement), then, notwithstanding any other provision of this Award Agreement, the unvested portion of the Award shall automatically terminate and become null and void as of such termination of employment.

(b)

Change in Control.  If a Change in Control occurs, and Executive’s employment with the Corporation and its Subsidiaries was not terminated on or before the 30th day before the occurrence of such Change in Control, the then outstanding and previously unvested portion of the Award shall automatically become vested immediately prior to such Change in Control.  The foregoing sentence does not limit or otherwise affect the Corporation’s ability to make provision for cash payment in settlement of the Award as set forth in Section 6.2(b) of the Plan to the extent that the Award is then vested, provided, that the Committee may not exercise its discretion (as set forth in Section 6.2(c) of the Plan) to cancel or otherwise limit the acceleration of the vesting of the Award in the event of a Change in Control.

(c)

Death or Disability.  If the Executive ceases to be employed by the Corporation or a Subsidiary due to the death of the Executive or Disability (as such term is defined in the Employment Agreement), (i) the unvested portion of the Time Vesting Shares shall automatically become fully vested as of the date of such termination of employment, and (ii) a portion of the Performance Shares shall be come vested as of the date of such termination, such portion to be determined by multiplying (x) the total number of Eligible Performance Shares for the Performance Year in which such termination occurs, by (y) a fraction, the numerator of which shall be the number of days of such Performance Year that have elapsed as of the date of such termination, and the denominator of which shall be 365.  Any Eligible Performance Shares for such Performance Year that are not vested after giving effect to the foregoing sentence and all other Performance Shares that are not then vested shall be forfeited as of the date of termination.

(d)

Termination by the Corporation Other Than for Cause.  If the Executive ceases to be employed by the Corporation or a Subsidiary and such termination is the result of a termination by the Corporation or Subsidiary other than for Cause (as such term is defined in the Employment Agreement), then the unvested portion of the Award shall automatically become fully vested as of the date of such termination of employment.

(e)

Termination by the Executive.  If the Executive ceases to be employed by the Corporation or a Subsidiary and such termination is the result of a termination by the Executive for Good Reason (as such term is defined in the Employment Agreement), then the unvested portion of the Award shall automatically become fully vested as of the date of such termination of employment.

(f)

Return of Shares.  Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall, without payment of any consideration by the Corporation for such transfer, be automatically transferred to the Corporation, without any other action by the Executive, or the Executive’s Beneficiary or Personal Representative, as the case may be.  The Corporation may exercise its

Exhibit B – Page 4

powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer.  The Executive, or the Executive’s Beneficiary or Personal Representative, as the case may be, shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

9.

Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 6.2(a) of the Plan, the Committee will make adjustments if appropriate in the number and kind of securities that may become vested under an Award.  If any adjustment is made under Section 6.2(a) of the Plan, the restrictions applicable to the shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Stock.  Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding.  To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.

10.

Tax Withholding.  The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or other event with respect to the Restricted Stock.  The Corporation may, in its sole discretion, withhold and/or reacquire a sufficient number of shares of Restricted Stock in connection with the vesting of such shares at their then Fair Market Value (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Corporation in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such shares.  The Corporation may take such action(s) without notice to the Executive and shall remit to the Executive the balance of any proceeds from withholding and/or reacquiring such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations.  The Executive shall have no discretion as to the satisfaction of tax withholding obligations in such manner.  If, however, the Executive makes an election under Section 83(b) of the Code with respect to the Restricted Stock, if any other withholding event occurs with respect to the Restricted Stock other than the vesting of such stock, or if the Corporation for any reason does not satisfy the withholding obligations with respect to the vesting of the Restricted Stock as provided above in this Section 10, the Corporation shall be entitled to require a cash payment by or on behalf of the Executive and/or to deduct from other compensation payable to the Executive the amount of any such withholding obligations.

11.

Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Executive at the Executive’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.

Exhibit B – Page 5

Any such notice shall be given only when received, but if the Executive is no longer an employee of the Corporation or one of its Subsidiaries, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.

Plan.  The Award and all rights of the Executive under this Award Agreement are subject to, and the Executive agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Executive agrees to be bound by the terms of the Plan and of this Award Agreement.  The Executive acknowledges reading and understanding the Plan, the Prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Executive unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

13.

Entire Agreement.  This Award Agreement, the Plan, and the definitions incorporated herein together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof, with the exception of the Invention and Secrecy Agreement and the Confidentiality and Invention Agreement.  The Plan and this Award Agreement may be amended pursuant to Section 6.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Executive hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.

Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.

Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.

Governing Law and Venue.   This Award Agreement and the rights of the parties hereunder and with respect to the Restricted Stock Award shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of law principles thereunder.  The parties, as well as any of their successors, employees, or representatives, irrevocably agree to the exclusive jurisdiction of the Courts of the State of Nevada (or such judicial district of a court of the United States as shall include same) for the determination of all matters arising hereunder or with respect to the Restricted Stock Award.

17.

Restrictive Covenants.  In consideration of the granting of this Restricted Stock Award, the Executive agrees that:

(a)

For a period of one (1) year after she ceases to be employed by the Corporation or a Subsidiary, the Executive will not own, manage, control or associate with as an

Exhibit B – Page 6

agent, officer, employee, investor, lender, or otherwise with any business entity which competes worldwide with the business of the Corporation or any of its Subsidiaries in the design, manufacture or distribution of coin-operated gaming or amusement devices or lottery devices, systems or tickets; nor shall the Executive at any time after her employment by the Corporation or a Subsidiary terminates disclose, discuss, copy or otherwise use or suffer to be used, in any manner, in competition with or contrary to the interests of the Corporation or any of its Subsidiaries, the customer lists, product research, engineering data or other trade secrets of the Corporation or any of its Subsidiaries.  The Corporation and the Executive specifically agree that the scope of the foregoing provisions in this Section 17(a) are reasonable and fair.

(b)

Both during and after the termination of Executive’s employment with the Corporation or a Subsidiary, Executive shall keep confidential and not disclose to other persons or entities, or use for any purpose other than as required in the course of Executive’s employment with the Corporation or a Subsidiary, any and all Confidential Information.  Confidential Information shall include any information or material, regardless of how it is stored or disseminated, which is not generally known or available to the public, and which (i) is generated or collected by or utilized in the operation of the Corporation or a Subsidiary and relates to the actual or anticipated business or research or development of the Corporation or a Subsidiary; or (ii) is suggested by or results from any task assigned to Executive by the Corporation or a Subsidiary or work performed by Executive for or on behalf of the Corporation or a Subsidiary.  Confidential information shall not be considered generally known to the public if revealed improperly to the public by Executive or others without the Corporation’s express written consent and/or in violation of an obligation of confidentiality to the Corporation or a Subsidiary.  Examples of Confidential Information include, but are not limited to, customer lists, customer information, customer contacts, the identity of suppliers, pricing, margins, business plans, marketing plans, financial data, business and customer strategy, techniques, technical know-how, formulae, processes, designs, prototypes, models, software, solutions, discussion guides, employee performance, and research and development.  The confidentiality obligations herein shall not prevent Executive from divulging Confidential Information or trade secrets by order of court or agency of competent jurisdiction; however, Executive shall promptly inform the Corporation of any such situations and shall take such reasonable steps to prevent disclosure of  Confidential Information or trade secrets until Corporation has been informed of such requested disclosure and the Corporation has had an opportunity to respond to the court or agency.

(c)

When Executive’s employment with the Corporation or a Subsidiary ends for any reason, or upon the request of the Corporation at any time, Executive will deliver promptly to the Corporation all property of the Corporation or a Subsidiary in Executive’s possession, custody or control, including, but not limited to, all computers or other Corporation-owned equipment, electronic data, notes, books, records, files, correspondence, drawings, software, program discs and other materials relating to the Corporation’s business, products and projects, including all copies thereof.

(d)

Executive recognizes that the Corporation’s business interests may be irreparably harmed by any violation of this Section 17 of the Agreement or threatened violation of this Section such that the Corporation shall, in addition to all other remedies available at law or in equity, be entitled to injunctive relief.  In the event the Corporation successfully enforces any part of this Section through legal proceedings, Executive will pay the Corporation’s costs and attorneys’ fees.

Exhibit B – Page 7

(e)

Should any portion of this Section 17 of the Agreement be determined to be unenforceable, that portion may be severed or modified by a court of competent jurisdiction, to permit enforcement of the remainder of the Section to the fullest extent possible.  Any court enforcing the terms of this Agreement is specifically authorized to modify the restrictions contained in this Agreement in order to make it enforceable.  Any waiver by the Corporation of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Corporation.  No waiver shall be valid unless in writing and signed by an authorized officer of the Corporation.

Exhibit B – Page 8

IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Executive has hereunto set his or her hand as of the date and year first above written.

INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation

By:	/s/ Patrick W. Cavanaugh
Print Name: Patrick W. Cavanaugh
Its: Exec. Vice President and Chief Financial Officer

EXECUTIVE

/s/ Patti S. Hart
Signature

Patti S. Hart
Print Name

Exhibit B – Page 9

Exhibit C

Invention And Secrecy Agreement

THIS Agreement is entered into by and between IGT (“COMPANY”), and Patti S. Hart (“EMPLOYEE”).

1.

EMPLOYEE, in consideration of her employment by COMPANY, and other good and valuable consideration specified herein, agrees:

(A)

That during her employment term and thereafter she will hold in strictest confidence, and not disclose to any person, firm or corporation, without the express written authorization of an Officer of the COMPANY any information, manufacturing technique, process, formula, development or experimental work, work in process, business, trade secret, or any other secret or confidential matter relating to the products, sales, or business of COMPANY or its affiliates or subsidiaries except as such disclosure or use may be required in connection with EMPLOYEE’S work for the COMPANY.

(B)

That she will disclose promptly in writing to such person or Patent Committee as COMPANY may designate, all inventions and improvements whether or not they are patentable, trade secrets, processes, methods and developments made or conceived by EMPLOYEE, either solely or in collaboration with others, during EMPLOYEE’S   employment by COMPANY whether or not during regular working hours, and relating to any methods, apparatus, products or components thereof, which, prior to the end of EMPLOYEE’S employment, are manufactured, sold, leased, used, or under development by or pertain to business of the COMPANY.

(C)

That during the term of her employment and for a period of 5 years thereafter she will, at the request and expense of COMPANY, make, execute, and deliver all application papers, assignments or instruments, and perform or cause to be performed such other lawful acts as COMPANY may deem desirable or necessary in making or prosecuting application, domestic or foreign, for patents, reissues, and extensions thereof, and assist and cooperate (without expense to her) with COMPANY or its representatives in any controversy or legal proceedings relating to said inventions and improvements or to the patents which may be procured thereon.  Should EMPLOYEE be requested after termination of her employment to perform services for COMPANY in connection hereunder, she shall be paid therefor at the same rate prevailing at the time of termination.

(D)

That all said inventions and improvements made or conceived by EMPLOYEE during the term of her employment, either solely or in collaboration with others, and whether or not patented, shall become and remain the property of COMPANY, its

Exhibit C – Page 1

successors and assigns unless expressly released by COMPANY as hereinafter provided.

(E)

That upon request or at the time of leaving the employ of COMPANY, she will deliver to COMPANY, and not keep or deliver to anyone else, any and all drawings, blueprints, notes, memoranda, specifications, devices, documents, and in general any and all material relating to COMPANY’S business.

(F)

To regard and preserve as confidential all information obtained by EMPLOYEE pertaining to COMPANY’S business and products, whether patented or unpatented, and not to publish or disclose to others during the term of EMPLOYEE’S employment or thereafter such confidential information obtained while in the employ of COMPANY.

2.

If EMPLOYEE petitions COMPANY in writing to release any of her rights to any inventions or improvements which by her agreement are assigned to COMPANY, the latter will promptly consider and act on such petition but is not obligated to release any of it rights.

3.

EMPLOYEE warrants that the attached Exhibit A has been signed by her and comprises a complete description of all unpatented inventions and improvements which she made, invented, or conceived prior to entering the employ of COMPANY, to which she now claims title, and which are to be specifically excluded from this Agreement.  If no such exhibit is attached, no such unpatented inventions or improvements are excluded from the provisions of this Agreement.

4.

This Agreement is not assignable by EMPLOYEE, but the terms and provisions hereof shall inure to the benefit of COMPANY’S successors and assigns.

/s/ Patti S. Hart	March 20, 2009
Employee’s Signature	Date

Witness	Date

Exhibit C – Page 2

Invention And Secrecy Agreement

EXHIBIT A

to

Invention and Secrecy Agreement

List using broad, general language and without disclosing proprietary information, all unpatented concepts and inventions conceived by EMPLOYEE prior to joining COMPANY:

List all pending patent applications by application number or by description using broad, general language and without disclosing proprietary information, for which EMPLOYEE was listed as an inventor or which EMPLOYEE gained ownership prior to joining COMPANY:

/s/ Patti S. Hart	March 20, 2009
Employee’s Signature	Date

Exhibit C – Page 3

Exhibit D

Form of Written Release

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (the “Agreement”) is entered into by and between International Game Technology (the “Corporation”) and Patti S. Hart (the “Executive”) and is presented to Executive on this ____ day of ___________, 20___.

WHEREAS, Corporation and the Executive are parties to that certain Employment Agreement dated as of March 20, 2009 (as amended, the “Employment Agreement”); and

WHEREAS, Corporation and  Executive desire to resolve any and all potential disputes or claims or causes of action arising out of Executive’s employment with and separation from Corporation.

Therefore, in consideration of the mutual promises and covenants contained herein, and effective eight (8) days after Executive’s execution of this Agreement (the “effective date”), the parties voluntarily agree as follows:

1.

Executive’s separation from Corporation occurred on _________, 20__.

2.

Corporation agrees to pay Executive the sum of ___________________ and No/100 Dollars ($___________), less applicable withholding, i.e., FICA, etc.  Payments of the sum will be paid out pursuant to Paragraph 7.2(a) of Executive’s Employment Agreement and will begin no sooner than eight (8) days after Executive executes this Agreement, provided she does not revoke this Agreement during the seven (7) day revocation period.  [Add if payments are pursuant to Section 7.2(a)(ii)[Corporation further agrees to reimburse Executive’s COBRA premiums to the extent set forth in Paragraph 7.2(ii) of her Employment Agreement].

Exhibit D – Page 1

3.

In exchange for the consideration described in paragraph 2, Executive knowingly and voluntarily covenants and agrees never to assert, and hereby irrevocably and unconditionally waives and releases the Corporation, its predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, agents, directors, officers, employees, stockholders, members, representatives, attorneys, insurers, past and present, and all persons acting by, through, under or in concert with any of them (collectively, the “Releasees”), from, any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which she may then own or hold or she at any time held or may in the future hold as against any or all of Releasees, arising out of or in any way connected with the Executive’s employment relationship with the Corporation (except that the Executive does not release her right to payments under Section 7 of the Employment Agreement, her right to exercise options in accordance with the terms of any option agreement between the Corporation and the Executive, or her right to receive equity awards that vest in accordance with the terms of any restricted stock or similar award made by the Corporation to the Executive) and each of its subsidiaries with which the Executive has had such a relationship, or the termination of her employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted prior to the date of such release including, without limiting the generality of the foregoing, any claim under Section 1981 of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical

Exhibit D – Page 2

Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, any other claim under any other federal, state or local law or regulation, and any other claim for severance pay, bonus or incentive pay, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, medical expenses, or disability.

4.

Executive further agrees and warrants that she has not heretofore assigned or transferred to any person or entity, other than the Corporation, any released matter or any part or portion thereof and that she will defend, indemnify and hold harmless the Corporation and the Releasees from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) that is directly or indirectly based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

5.

This Agreement shall not in any way be construed as an admission by Corporation or the other Releasees of any acts of wrongdoing, harassment, retaliation, negligence, discrimination or violation of any statute, law or legal right whatsoever against Executive or any person, and Corporation specifically disclaims any such illegal discrimination or violation against Executive or any other person.

6.

Executive and Corporation agree that they will keep the terms, amount and fact of this Agreement completely confidential, and that they will not disclose any information concerning this Agreement, except that Executive may disclose the terms of this Agreement to her family members, attorneys accountants, or as otherwise required by law.  Corporation, in turn, may disclose the terms of this Agreement to its agents, attorneys, investors, and management employees, including management working for Corporation’s successors, parents,

Exhibit D – Page 3

subsidiaries, divisions and affiliates, or as otherwise required by law.  The provisions of this Section 6 will not be binding on the Executive if the Corporation publicly discloses this Agreement pursuant to the requirements of applicable law.

7.

As a further material inducement to enter into this Agreement, any party who breaches this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including without limitation, attorneys’ fees arising out of any breach of this Agreement.  In addition, any breach of this Agreement will entitle the non-breaching party to seek injunctive relief and to recover any actual damages incurred as a result of said breach.

8.

Executive represents and acknowledges that in executing this Agreement she does not rely and has not relied upon any prior representation made by Corporation or its agents, representatives or attorneys with regard to the subject matter of said Agreement.

9.

This Agreement shall be binding upon Executive and upon her heirs, administrators, representatives, executors, dependents, descendants, successors and assigns, and shall inure to the benefit of their heirs, administrators, representatives, executors, successors and assigns.

10.

This Agreement is made and entered into within the State of Nevada and shall, in all respects, be interpreted, enforced and governed under the laws of the State of Nevada.  The language of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the parties.

11.

This Agreement shall be subject to and hereby adopts Paragraphs 9.6 (Injunctive Relief) and 9.7 (Arbitration) in the Executive’s Employment Agreement.

12.

Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions of this

Exhibit D – Page 4

Agreement shall not be affected and any illegal or invalid part, term, or provision, should not be deemed to be part of this Agreement.

13.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

14.

Unless otherwise stated herein or in Paragraph 9.10 of Executive’s Employment Agreement, this Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter in this Agreement.  Prior agreements between the parties concerning confidentiality, non-disclosure, non-competition, non-solicitation and invention assignment shall, however, remain in full force and effect.

15.

The parties agree that Executive may revoke this Agreement within seven (7) days from execution of this Agreement.

16.

By Executive’s signature below, she represents and confirms that she: (a) has read this Agreement carefully and completely, (b) has been given a period of at least twenty-one (21) days to consider and review this Agreement, (c) has been informed of her right to consult with legal counsel and has had ample opportunity to do so, and (d) understands all provisions contained in this Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit D – Page 5

PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES THE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

INTERNATIONAL GAME TECHNOLOGY	EXECUTIVE

By:
Name:	PATTI S. HART
Title:
Date:	Date:

Exhibit D – Page 6